Exhibit No. 10.21

                             INDEPENDENT CONTRACTOR
                              CONSULTING AGREEMENT

      WHEREAS, Ernest J. Sewell ("Sewell"), FNB Financial Services Corporation ("FNB"), and FNB Southeast ("Bank") are parties to the Employment Agreement between Sewell and, as the joint employer, FNB and the Bank (jointly, the "Company"), dated May 18, 1995 and amended on May 18, 2002, amended as of January 1, 2004, amended on May 19, 2004, and amended as of October 20, 2005; and

      WHEREAS, Sewell desires to retire from employment by the Company as of January 31, 2006; and

      WHEREAS,  the Company  desires to continue to have the benefit of Sewell's
experience  and  expertise  in  the   maintenance  and  development  of  banking
relationships after his retirement; and

      WHEREAS, Sewell desires to advise the Company in the maintenance and development of banking relationships; and

      WHEREAS, Sewell and the Company desire to set forth the terms and conditions of Sewell's engagement as an independent contractor consultant to the Company.

      NOW, THEREFORE, the parties agree as follows:

      Section 1. Services. Sewell shall be engaged by the Company for the Term (as defined in Section 2 below) as an independent contractor to consult with and advise the Bank concerning the maintenance of the Bank's current, and the development of additional, banking relationships within the State of North Carolina, including in particular, but not by way of limitation, in New Hanover County, North Carolina and adjacent geographical areas. Sewell shall dedicate such of his time as is reasonable and necessary to provide such consulting services. He shall be the Senior Advisor of the Company and shall consult with the Executive Committee of the Board of Directors concerning his activities.

      Section 2. Term. The term of Sewell's engagement under this Agreement shall commence on February 1, 2006 and expire on January 31, 2011, unless earlier terminated as provided herein (the "Term"). Sewell and the Company acknowledge that they have separately agreed that Sewell shall remain an employee of the Company through January 31, 2006 with all the rights and subject to all of the conditions set forth in his Employment Agreement, as amended.

      Section 3. Compensation. Beginning February 1, 2006 and continuing through the remainder of the Term, Sewell shall receive from the Bank a monthly consulting fee of $5,000, payable $2,500 on each of the 15th day and 30th day of each calendar month.

      Section 4. Expense Reimbursement. Sewell shall be entitled to payment of all reasonable out-of-pocket expenses incurred by him in providing consulting services under this Agreement upon presentation by him of itemized accounts of such expenses and appropriate documentation therefore.

      Section 5. Stock Option Grant. Sewell and the Company acknowledge that the Board of Directors of FNB and the "Committee" administering FNB's Omnibus Equity Compensation Plan ("Option Plan") have determined to award Sewell a non-qualified option to acquire 50,000 shares of FNB's common stock on October 31, 2005, such option having an exercise price equal to the closing price of FNB's common stock on The Nasdaq Stock Market, Inc. on the last trading day prior to October 31, 2005 (the "Option"). The Committee has determined that the Option shall vest and become exercisable on January 31, 2011, except as follows:

      a. The Option shall terminate and be of no further force or effect upon the termination of Sewell's engagement under this Agreement prior to the expiration of the Term (i) by Sewell voluntarily, (ii) by reason of Sewell's Disability (as defined in Section 6 below), or (iii) by the Company for Cause (as defined in Section 6 below);

      b. The Option shall be immediately vested and be exercisable by Sewell upon the occurrence of an "Acceleration Event," as defined in the Option Plan, and as provided in the Option Plan; and

      c. Upon the death of Sewell during the Term, one-fifth of the Option (i.e. 10,000 shares) shall be deemed vested and exercisable for each twelve (12) month period from February 1st through January 31st occurring during the Term and prior to Sewell's death.

The Committee has additionally determined that the period of time following Sewell's "Retirement" (as defined in the Option Plan) within which the Option may be exercised by Sewell shall be the period ending on the first anniversary of the date the Option first becomes vested and exercisable. The award agreement with respect to the Option shall set forth the above provisions.

      Section 6. Termination.
      ---------- ------------

      a. In the event of the death or Disability (as defined below) of Sewell during the Term, Sewell's engagement under this Agreement shall terminate immediately. "Disability" shall mean the inability, by reason of bodily injury or physical or mental disease, or any combination thereof, of Sewell to provide the consulting services specified under this Agreement for a period of more than 90 consecutive days. In the event the parties are unable to agree as to whether Sewell is suffering a Disability, Sewell and the Company shall each select a physician and the two physicians so chosen shall make the determination or, if they are unable to agree, they shall select a third physician, and the determination as to whether Sewell is


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

            suffering a Disability shall be based upon the determination of a majority of the three physicians.

      b. The Company may terminate Sewell's engagement under this Agreement for Cause (as defined below). Upon termination for Cause, Sewell shall receive a consulting fee as specified herein only through the date of termination (and pro rated as applicable). Termination for Cause shall mean termination due to (i) a willful and intentional act of Sewell which constitutes a breach of any duty he owes to FNB and/or the Bank, (ii) any act or omission to act by Sewell which is intended to injure the reputation, business or any business relationships of FNB or the Bank or the officers, directors, shareholders, employees or customers of either of them; (iii) a breach by Sewell of the provisions of Section 7 of this Agreement;
            (iv) the commission by Sewell of any act, or any failure by Sewell to act, constituting (A) criminal conduct (other than traffic violations or similar misdemeanor offenses), (B) personal dishonesty, (C) moral turpitude, or (D) a violation of any law, rule or regulation applicable to the business or affairs of FNB and/or the Bank, or (v) the determination by a banking regulator having jurisdiction over FNB and/or the Bank that Sewell must be suspended or prohibited from providing the consulting services specified herein.

      c. Sewell may voluntarily terminate this Agreement and his engagement hereunder at any time.

      Section 7. Covenants Not To Compete And Not To Solicit.
      ---------- --------------------------------------------

      a. Sewell hereby promises, agrees, warrants and covenants that, in consideration of the Company's agreement to this Agreement as provided herein and the granting of the Option by the Company in anticipation of the commencement of the Term, among other things, during the Term and, as applicable, (i) the period of one (1) year following the expiration of the Term and (ii) the period of three
            (3) years following the termination of this Agreement and Sewell's engagement hereunder by Sewell voluntarily or by the Company by reason of Disability or Cause:

            i. he will not, directly or indirectly, own any equity interest in (other than up to three percent (3%) of the equity interests of an entity traded or qualified for quotation on a national securities exchange or a national inter-dealer quotation system), operate, control, manage, serve as an employee, officer or director of, render consulting or advisory services to, serve as an independent contractor of, or otherwise participate in the operation, control or management of any entity or group of persons engaged in the operation of a financial institution and/or a holding company of a financial institution operating within the Territory (as defined below) or of any entity or group of persons engaged within the Territory in the provision of financial services or products offered by FNB or any direct or indirect subsidiary thereof (the "FNB Group");


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

            ii. he will not, directly or indirectly, solicit, assist in the solicitation of, influence or attempt to influence any customer of any member of the FNB Group to discontinue use of any of such member's services or products or to divert such customer's business relationship with such member of the FNB Group to any other provider of such services or products; and

            iii. he will not, directly or indirectly, solicit, assist in the solicitation of, influence or attempt to influence any employee or independent contractor of any member of the FNB Group to terminate his or her employment or independent contractor relationship with such member.

      b. "Territory" shall mean each geographic area composed of a circle having a business location of a member of the FNB Group as its center point and a radius of twenty-five (25) miles.

      c. Sewell and the Company agree that their intent is that the provisions of this Section 7 shall be enforceable to the fullest extent permitted under the laws and public policies of each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Section 7 shall be adjudicated to be invalid or unenforceable in a particular jurisdiction, such adjudication shall apply only with respect to such provision in that particular jurisdiction, and the remainder of this Section 7 shall continue in full force and effect in that particular jurisdiction.

      d. In the event that the Company materially breaches its obligations under the Employment Agreement and does not promptly cure such breach, the provisions of this Section 7 shall cease to have any further force or effect.

      Section 8. Injunctive Relief. Sewell and the Company acknowledge and agree that the Company would suffer irreparable injury in the event of a breach of any of the provisions of Section 7 set forth above and that the Company shall be entitled to an injunction restraining Sewell from any breach or threatened breach thereof. Nothing herein shall be construed, however, as prohibiting the Company from pursuing any other remedies at law or in equity which it may have for any such breach or threatened breach of any provisions of Section 7, including the recovery of damages by the Company.

      Section 9. Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, Sewell and his personal representatives, estate and heirs and FNB, the Bank and their respective successors and assigns, including without limitation any corporation or other entity to which FNB or the Bank may transfer all or substantially all of its assets and business (by operation of law or otherwise) and to which FNB or the Bank, as applicable, may assign this Agreement. Sewell may not assign this Agreement or any of his rights, duties or obligations herein.

      Section 10. Notices. All notices given pursuant to this Agreement shall be in writing and either delivered personally, sent via certified or registered U.S. Mail (postage and fees prepaid), or delivered by a nationally recognized overnight delivery service, to applicable following address:


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

      a.    If to Sewell:

            -------------------------

            -------------------------

            -------------------------

      b.    If to the Company:

            Chairman of the Board
            FNB Financial Services Corporation
            1501 Highwoods Blvd.
            Suite 400
            Greensboro, NC 27410

Either party may change the address to which its or his notices are to be sent by giving written notice to the other party as provided in this Section 10. Notices shall be deemed effective upon receipt at the applicable address.

      Section 11. Entire Agreement. This Agreement constitutes the entire agreement between Sewell and the Company with respect to the engagement of Sewell by the Company as an independent contractor consultant and supersedes and replaces all other understandings and agreements, whether oral or in writing, previously entered into by the parties with respect to such employment.

      This Agreement is executed as of October 20, 2005, but shall not be deemed effective until February 1, 2006.


                                            /s/ ERNEST J. SEWELL
                                            ----------------------------------
                                            Ernest J. Sewell


                                            FNB Financial Services Corporation

                                            By: /s/ BARRY Z. DODSON
                                               -------------------------------
                                               Barry Z. Dodson
                                               Chairman of the Board


                                            FNB Southeast

                                            By: /s/ BARRY Z. DODSON
                                               -------------------------------
                                                Barry Z. Dodson
                                                Chairman of the Board


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